Exhibit 99.1

DAVIDsTEA Inc. Announces First Quarter Fiscal 2017 Financial Results

First quarter sales increase of 9.4% to  C$48.7 million

Announces Departure of Chief Financial Officer, Luis Borgen, in July 2017

MONTREAL, June 7, 2017 (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today announced financial results for the three months ended April 29, 2017.

For the three months ended April 29, 2017:

•	Sales increased by 9.4% to C$48.7 million from C$44.5 million a year ago. Comparable sales decreased by 5.7%.
•

Gross profit increased by 4.3% to  C$24.2 million from  C$23.2 million, while gross profit as a percent of sales decreased to 49.7% from 52.1%.  The decrease in gross profit as a percent of sales was driven by additional promotional activity, a shift in product sales mix and the adverse impact from the stronger U.S. dollar on U.S. dollar denominated purchases.

•

Net loss was C$(0.4) million compared to net income of  C$1.5 million.  Adjusted net income (loss),  a non-IFRS measure, which excludes the impact of onerous contracts in the  first quarter of 2017 (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$(1.1) million compared to C$1.5 million.

•

Fully diluted income (loss) per common share was  C$(0.01) compared to  C$0.06. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, which is adjusted net income (loss) on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was  C$(0.04) per share compared to  C$0.06 per share.

DAVIDsTEA President and Chief Executive Officer, Joel Silver,  stated, “Our first quarter sales trends remained challenging as we continued to work through our excess inventory position. Total sales were up close to 10%. As well, the year-over-year gross profit margin decline was less than anticipated. Since taking over as CEO in late March, I have confirmed my belief that DAVIDsTEA is highly recognized, is known for quality and innovation, and has a very solid retail concept. But there is considerable work to be done to reinvigorate the overall business and get back to the core of the DAVIDsTEA brand. We are encouraged with the initial progress we are making against our strategic priorities that are centered around improving the product assortment, in-store experience and raising the bar on our e-commerce platform during this reset year. Our overriding objective is to make the tea core experience better for our customers and ensure that the DAVIDsTEA brand can realize its full potential.”

Other financial metrics

•

Selling, general and administration expenses (“SG&A”) increased to C$24.2 million from C$21.1 million. As a percent of sales, SG&A increased to 49.6% from 47.5%. Adjusted SG&A, a non-IFRS measure, which excludes the impact of onerous contracts in the first quarter of fiscal 2017 (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses), increased to C$25.6 million from C$21.1, due primarily to the hiring of additional staff to support the growth of the Company, including new stores, and higher store operating expenses to support the operations of 232 stores as of April 29, 2017 as compared to 198 stores as of April 30, 2016. As a percent of sales, adjusted SG&A increased to 52.6% from 47.5%.

•

Results from operating activities were C$0.0 million as compared to C$2.0 million. Adjusted results from operating activities, a non-IFRS measure, which excludes the impact of onerous contracts in the first quarter of fiscal 2017 (see Reconciliation of IFRS basis to Adjusted results from operating activities), decreased to C$(1.4) million from C$2.0 million.

•

Adjusted EBITDA was C$1.5 million compared to C$4.6. Adjusted EBITDA, a non-IFRS measure, excludes non-cash or one-time costs in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•	Strong balance sheet with cash of C$56.3 million and total liquidity (cash plus availability on a C$20.0 million revolving facility) of C$76.3 million.
•	The Company opened 1 net new store in the first quarter of fiscal 2017 and ended the quarter with a total of 232 stores in Canada and the U.S.

Fiscal 2017 Outlook

“We expect continued gross profit margin pressure in the second quarter with some delayed promotions coinciding with our planned annual summer clearance event, as we continue to work through our excess inventory position.  Looking ahead to the rest of the year, Canada will be a clear focus where we anticipate opening ten to fifteen new stores as we approach our total goal of 230 stores. We will also concentrate on re-energizing the existing U.S. store base. U.S. new store growth will be up to five stores, as we will be selective in any new undertakings to ensure those we do open deliver higher returns.

“As previously stated, fiscal 2017 will be a reset year and as such, we will not be issuing quarterly and annual guidance through 2017. We will re-evaluate this at the appropriate time. We remain focused on the mid-term vision and realignment of DAVIDsTEA as we implement the needed strategic initiatives to make the core tea experience better and deliver enhanced shareholder returns,” commented Mr. Silver.

Chief Financial Officer Departure

The Company also announced today that Chief Financial Officer, Luis Borgen, has notified the company that he will be leaving, effective July 31, 2017, to pursue other interests. DAVIDsTEA has begun a comprehensive search for its next CFO.

Mr. Silver continued, “On behalf of everyone at DAVIDsTEA, I would like to thank Luis for his leadership and many contributions over the last five years. He played an integral role in taking DAVIDsTEA public two years ago and has been instrumental in instilling financial and cost discipline at the Company. We wish him well in his future endeavors.”

Conference Call Information:

A conference call to discuss the first quarter Fiscal 2017 financial results is scheduled for today, June 7, 2017, at 4:30 p.m. Eastern Time. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at www.davidstea.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for one year.

Non-IFRS Information:

This press release includes non-IFRS measures including Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share are not presentations made in accordance with IFRS, and the use of the terms Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share may differ from similar measures reported by other companies. We believe that Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share provide investors with useful information with respect to our historical operations. We present Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•

Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share do not reflect changes in, or cash requirements for, our working capital needs; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Forward-Looking Statements:

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s growth prospects, store openings, product offerings and financial guidance for the coming fiscal quarter and fiscal year. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Annual Report on Form 10-K dated April 12, 2017 and filed with the Securities and Exchange Commission on April 13, 2017. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA:

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 232 company-operated DAVIDsTEA stores throughout Canada and the United States as of April 29, 2017, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

CONSOLIDATED BALANCE SHEETS

[Unaudited and in thousands of Canadian dollars]

	As at	As at
	April 29, 2017	January 28, 2017
	$	$

ASSETS
Current
Cash	56,348	64,440
Accounts and other receivables	3,960	3,485
Inventories	28,574	31,264
Income tax receivable	1,629	539
Prepaid expenses and deposits	8,159	5,659
Derivative financial instruments	1,200	454
Total current assets	99,870	105,841
Property and equipment	51,407	51,160
Intangible assets	3,106	2,958
Deferred income tax assets	13,522	14,375
Total assets	167,905	174,334
LIABILITIES AND EQUITY
Current
Trade and other payables	13,131	19,681
Deferred revenue	3,899	4,885
Current portion of provisions	2,123	2,562
Total current liabilities	19,153	27,128
Deferred rent and lease inducements	7,908	7,824
Provisions	5,369	5,932
Total liabilities	32,430	40,884
Equity
Share capital	265,564	263,828
Contributed surplus	8,200	8,833
Deficit	(142,746)	(142,398)
Accumulated other comprehensive income	4,457	3,187
Total equity	135,475	133,450
	167,905	174,334

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

[Unaudited and in thousands of Canadian dollars, except share and per share information]

	For the three months ended
	April 29, 2017	April 30, 2016
	$	$

Sales	48,669	44,469
Cost of sales	24,487	21,314
Gross profit	24,182	23,155
Selling, general and administration expenses	24,153	21,119
Results from operating activities	29	2,036
Finance costs	131	17
Finance income	(136)	(121)
Income before income taxes	34	2,140
Provision for income tax	396	626
Net income (loss)	(362)	1,514
Other comprehensive income (loss)
Items to be reclassified subsequently to income:
Unrealized net gain (loss) on forward exchange contracts	1,200	(4,197)
Realized net gain on forward exchange contracts reclassified to inventory	(453)	(968)
Provision for income tax recovery (income tax) on comprehensive income	(199)	1,371
Cumulative translation adjustment	722	(2,322)
Other comprehensive income (loss), net of tax	1,270	(6,116)
Total comprehensive income (loss)	908	(4,602)
Net income (loss) per share:
Basic	(0.01)	0.06
Fully diluted	(0.01)	0.06
Weighted average number of shares outstanding
— basic	25,402,543	24,134,285
— fully diluted	25,402,543	25,892,598

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	April 29, 2017	April 30, 2016
	$	$

OPERATING ACTIVITIES
Net income (loss)	(362)	1,514
Items not affecting cash:
Depreciation of property and equipment	2,064	1,787
Amortization of intangible assets	282	161
Loss on disposal of property and equipment	6	—
Deferred rent	3	280
Recovery for onerous contracts	(886)	—
Stock-based compensation expense	574	316
Amortization of financing fees	20	18
Accretion on provisions	112	—
Deferred income taxes (recovered)	1,000	(30)
	2,813	4,046
Net change in other non-cash working capital balances related to operations	(9,474)	(4,834)
Cash flows related to operating activities	(6,661)	(788)
FINANCING ACTIVITIES
Proceeds from issuance of common shares pursuant to exercise of stock options	815	344
Cash flows related to financing activities	815	344
INVESTING ACTIVITIES
Additions to property and equipment	(1,821)	(2,846)
Additions to intangible assets	(425)	(156)
Cash flows related to investing activities	(2,246)	(3,002)
Decrease in cash during the period	(8,092)	(3,446)
Cash, beginning of period	64,440	72,514
Cash, end of period	56,348	69,068

Reconciliation of Adjusted EBITDA

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	April 29, 2017	April 30, 2016

Net income (loss)	$(362)	$1,514
Finance costs	131	17
Finance income	(136)	(121)
Depreciation and amortization	2,346	1,948
Loss on disposal of property and equipment	6	—
Provision for income tax	396	626
EBITDA	$2,381	$3,984
Additional adjustments :
Stock-based compensation expense (a)	574	316
Impact of onerous contracts (b)	(1,415)	—
Deferred rent (c)	3	280
Adjusted EBITDA	$1,543	$4,580

(a)	Represents non-cash stock-based compensation expense.
(b)

Represents utilization and non-cash reversals of provisions related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(c)	Represents the extent to which our annual rent expense has been above or below our cash rent payments.

Reconciliation of IFRS basis to Adjusted net income (loss)

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	April 29, 2017	April 30, 2016

Net Income (loss)	$(362)	$1,514
Impact of onerous contracts (a)	(1,303)	—
Income tax expense adjustment (b)	523	—
Adjusted net income (loss)	$(1,142)	$1,514

(a)

Represents utilization and non-cash reversals of, as well as the accretion expense on, provisions related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract. The accretion expense on provisions for onerous contracts is included in Finance costs on the Consolidated Statement of Comprehensive Income (Loss) for the three months ended April 29, 2017.

(b)	Removes the income tax impact of the impact of onerous contracts referenced in note (a).

Reconciliation of IFRS basis to Adjusted results from operating activities

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	April 29, 2017	April 30, 2016

Results from operating activities	29	2,036
Impact of onerous contracts (a)	(1,415)	—
Adjusted results from operating activities	$ (1,386)	$ 2,036

(a)

Represents utilization and non-cash reversals of provisions related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

Reconciliation of IFRS basis to Adjusted selling, general and administration expenses

[Unaudited and in thousands of Canadian dollars]

	For the three months ended
	April 29, 2017	April 30, 2016

Selling, general and administration expenses	24,153	21,119
Impact of onerous contracts (a)	1,415	—
Adjusted selling, general and administration expenses	$ 25,568	$ 21,119

(a)

Represents utilization and non-cash reversals of provisions related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(b)

Reconciliation of fully diluted weighted average common shares outstanding, as reported, adjusted fully diluted weighted average common shares outstanding

[Unaudited and in thousands of Canadian dollars, except per share]

	For the three months ended
	April 29, 2017	April 30, 2016

Weighted average number of shares outstanding, fully diluted	25,402,543	25,892,598

Net income (loss) per share, fully diluted	(0.01)	0.06

Adjusted net income (loss) per share, fully diluted	(0.04)	0.06

Investor Contact

ICR Inc.

Rachel Schacter

(203) 682-8200

investors@davidstea.com